SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                          CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported):  May 7, 2004

                       WHITELIGHT TECHNOLOGIES, INC.
          (Exact Name of Registrant as Specified in Its Charter)

                                  Nevada
              (State of Other Jurisdiction of Incorporation)


     000-30872                                    33-0910363
(Commission File Number)                (IRS Employer Identification No.)

3857 Birch Street, Suite 606, Newport Beach, California     92660
(Address of Principal Executive Offices)                    (Zip Code)

Registrant's Telephone Number, Including Area Code:  (949) 644-0095


Item 1.  Change in Control of Registrant

     On May 7, 2004, Eric Chess Bronk, the president and sole director of the Company, resigned in connection with the appointment of new management. Also, Lynn Carlson resigned as vice-president. The number of directors was increased to three persons and the following persons were appointed as executive officers and directors of the Company:

     Name                 Age     Position(s)
     ----                 ---     -----------
     Matthew S. Kerper    29      Director and President
     Bryan W. Kenyon      32      Treasurer and CFO
     Luan Dang            32      Director
     Alan S. Knitowski    35      Director

     Set forth below is certain biographical information of our new executive officers and directors:

     Matthew S. Kerper was, from April 2002 until May 2004, director of wholesale distribution and director of reseller distribution for Next Estate Communications, a leading provider of prepaid MasterCard cards and stored value solutions. From April 2000 until January 2002 he was vice-president of electronic commerce for PayStar Corporation, a distributor of telecommunications and stored value products. From January 2000 until December 2000 he was vice-president of operations for PAIDCard, a company which developed a prepaid credit card. In 1999 he was CEO of Gut Boyz, Inc. which was a national distributor of causal apparel. Mr. Kerper received his Bachelor of Science degree in business information systems from the University of Phoenix in 1997. He received his MBA from Pepperdine University in 2001.

     Bryan W. Kenyon was, from May 2002 until February 2004, director of financial planning and analysis for Next Estate Communications, a leading provider of prepaid MasterCard cards and stored value solutions. From February 2000 until May 2002 he was employed by Fluor Corporation, a global engineering, construction, and procurement organization, as finance manager for government services, finance manager for global IT, and senior financial analyst. From November 1998 until February 2000 he was employed by Baker Tanks, a niche market equipment rental and tank organization, as manager for business analysis. Mr. Kenyon received his Bachelor of Arts degree in business administration and finance from California State University at Fullerton in 1994. He received his MBA from Pepperdine University in 2001.

     Luan Dang has been a director of engineering for Cisco Systems since November 2000. From February 1999 until November 2000 he was employed by Vovida Networks, a software development firm for VoIP, as CTO and senior vice-president. Mr. Dang received his Bachelor of Science degree in computer science from the University of California at San Diego in 1992.
He received his Masters of Science degree in computer science from Stanford University in 1996.

     Alan S. Knitowski is a Manager of Trymetris Capital Management, LLC, the manager of Trymetris Capital Fund I, LLC, a fund whose investment focus is on emerging technology business in the Internet, e-commerce, telecommunications and other technology sectors facing interim and often unanticipated funding requirements, particularly for amounts under $1,000,000. He has been the chairman of the board of Caneum, Inc., a reporting company, since June 11, 2003. Since November 2000 he has been involved in a number of companies in a number of ongoing capacities including: advisory board member of IntEnt Media Ventures, board member of Zentronix Pty Limited (Australia) and angel investor in privately held technology, media, biotechnology and energy companies. From August 2000 to July 2003 Mr. Knitowski was co-founder and board member of Telverse Communications, a next-generation advanced services ASP focused on wholesale communications services for carriers, service providers and value-added resellers, which was acquired by Level 3 Communications. From November 2000 to March 2003 Mr. Knitowski was Director of Marketing for the Voice Technology Group at Cisco Systems and was responsible for business, market and community development, including business planning and strategy for Cisco's global packet voice initiatives. In November 2000, Mr. Knitowski joined Cisco as part of the Vovida Networks acquisition, where he served as founder, President and CEO and led the company from idea conception in February 1999 through its eventual acquisition by Cisco.

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

     From December 2000 to October 2002 Mr. Knitowski was an investor and board member of vCIS, a proactive software behavior analysis and anti-virus security company, and helped negotiate and structure its acquisition by Internet Security Systems. Additionally, from April 1999 to October 2002 he was a founding board member of both the Open Multimedia Protocol Alliance and the International Softswitch Consortium, which were subsequently merged and scaled to nearly 200 companies prior to renaming itself to become the International Packet Communications Consortium in 2003. During his tenure at the consortium, Mr. Knitowski served as its Vice Chairman, Co-Chair of its Government Liaison Working Group and one of its external evangelists.

     Previously, Mr. Knitowski worked in various operational, line management and consulting roles with The Results Group, from June 1998 to February 1999; Nortel Networks, from August 1996 to June 1998; Hewlett-Packard, from May 1991 to September 1991; and the United States Army, from September 1991 to August 1996, where he served as an Airborne, Air Assault and Ranger qualified Captain in the Corps of Engineers both domestically and abroad. Mr. Knitowski received his Bachelor of Science degree in industrial engineering in 1991 from the University of Miami. He received his Master of Science degree in industrial engineering in 1992 from the Georgia Institute of Technology, and his MBA in 1999 from the Haas School of Business at the University of California at Berkeley. He has delivered and moderated general and executive sessions at various events and conferences within the communications industry and has appeared on both radio and television to discuss next-generation networking and packet voice.

     The Board of Directors is negotiating employment contracts with Mr. Kerper and Mr. Kenyon, but no agreements have yet been entered into.

     In connection with the change of control, the Board of Directors, and the shareholders, approved a one-for-two reverse split of the outstanding shares of common stock. At the time of the change of management, the Company issued the following post-reverse split shares of its common stock:

  * 410,000 shares were issued to Mr. Bronk for past services as the president and sole director of the Company;
  * 140,000 shares were issued to Jason Daggett for his acceptance as the initial member of the advisory board for the Board of Directors;
  * 100,000 shares were issued in connection with the borrowing of $200,000 from Trymetris Capital Fund I, LLC; and
  * 2,600,000 shares were issued to new management for accepting positions as officers and/or directors of the Company.

     As a result of the foregoing stock issuances, and giving effect to the one-for-two reverse stock split, the Company has 3,800,000 shares outstanding. The following table sets forth as of May 11, 2004, the number of shares owned by our new officers and directors and our executive officers and directors as a group:

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



                                   Amount and Nature
     Name and Address              of Beneficial
     of Beneficial Owner           Ownership (1)       Percent of Class
     -------------------           -----------------   ----------------
     Matthew S. Kerper             1,000,000           26.3%
     170 Newport Center Drive
     Suite 210
     Newport Beach, CA 92660

     Bryan W. Kenyon               600,000(2)          15.8%
     170 Newport Center Drive
     Suite 210
     Newport Beach, CA 92660

     Luan Dang                     500,000             13.2%
     1967 Port Provence Pl.
     Newport Beach, CA 92660

     Alan S. Knitowski             500,000             13.2%
     52 Timor Sea
     Newport Coast, CA  92657

     Executive Officers and        2,600,000           68.4%
     Directors as a Group
     (4 Persons)
     ___________
     (1) Unless otherwise indicated, this column reflects amounts as to which the beneficial owner has sole voting power and sole investment power.
     (2) These shares are held in a family trust.

Item 5.  Other Events

     On May 4, 2004, the Board of Directors authorized a name change to "Trycera Financial, Inc." and a class of preferred stock authorizing 20,000,000 shares. The Board of Directors also authorized a reverse stock split at the rate of one share for each two shares outstanding. It also authorized a 2004 Stock Option/Stock Issuance Plan in which 5,000,000 shares are authorized. Shareholders owning a majority of the outstanding shares approved these actions by the Board of Directors. Each of the actions will be effective twenty days following the mailing of an information statement to the shareholders, which mailing is expected to occur within the next ten days.

     In May 2004 the Board of Directors authorized the borrowing of $200,000 from Trymetris Capital Fund I, LLC pursuant to a debenture and the issuance of 100,000 shares to the fund in consideration of the loaned funds. Funding is expected to be completed in May 2004. Alan Knitowski, one of our directors, is the manager of Trymetris Capital Management, LLC, the manager of the fund. The Debenture is due and payable on or before November 12, 2004,

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

and is convertible into common stock of the Company at the rate of $.75 per share. The Company has also granted piggyback and demand registration
rights for any shares issued upon conversion.   Eric Chess Bronk, a 5%
shareholder, is a non-managing member of the manager of the fund.

     In May 2004 the Board of Directors established an advisory board to assist management in its business goals. Jason Daggett was appointed to the advisory board as its initial member. As compensation to him for accepting this appointment, the Company issued 140,000 shares to him.

     In May 2004 the Board of Directors entered into a consulting agreement with Cygni Capital LLC and Ecewa Capital LLC whereby these parties have agreed to provide advice and consultation to management regarding general business and corporate finance issues and planning. Mr. Bronk, a shareholder and former officer and director of our company, is a managing member of Cygni Capital LLC. Mr. Daggett, the initial member of our advisory committee, is also a member of Cygni. Mr. Knitowski, one of our directors, is the member and owner of Ecewa Capital LLC. The one-year consulting agreement is automatically renewable for an additional six month term unless terminated at least 30 days prior to expiration, and may be terminated during the extended term by either party upon 30 days' notice. We have agreed to pay a consulting fee of $10,000 per month during the term of the agreement and, during the initial term, a finder's fee equal to 8% of any transaction plus five-year warrants to purchase shares equal to 8% of the securities subject to the transaction.

Item 7.  Exhibits.

     The following exhibits are included as part of this report:

     Exhibit
     No.       Description of Exhibit                                Location
     -------   ----------------------                                --------
     4.2       2004 Stock Option/Stock Issuance Plan                 Attached
     10.5      Debenture for $200,000 with Trymetris Capital         Attached
               Fund I, LLC
     10.6      Consulting Agreement dated May 10, 2004, with Cygni   Attached
               Capital LLC and Ecewa Capital, LLC

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Whitelight Technologies, Inc.

Date:  May 12, 2004                     By: /s/ Matthew S.  Kerper
                                            Matthew S. Kerper, President


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